Exhibit 99.1
Roblox Reports Fourth Quarter and Full Year 2022 Financial Results
Strong year over year growth in Daily Active Users, Hours Engaged and Bookings
SAN MATEO, Calif., February 15, 2023 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its fourth quarter and full year 2022 financial and operational results today as well as key metrics for the month of January 2023. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Fourth Quarter 2022 Financial and Operational Highlights
•Revenue was $579.0 million, up 2% year-over-year, and up 3% year-over-year on a constant currency basis1
•Net cash provided by operating activities was $119.2 million and free cash flow was $(38.0) million
•Bookings were $899.4 million, up 17% year-over-year, and up 21% year-over-year on a constant currency basis1
•Average Daily Active Users (DAUs) were 58.8 million, up 19% year-over-year
•Hours engaged were 12.8 billion, up 18% year-over-year
•Average bookings per DAU (ABPDAU) was $15.29, down 2% year-over-year, and up 2% year-over-year on a constant currency basis1
Full Year 2022 Financial and Operational Highlights
•Revenue was $2.2 billion, up 16% year-over-year, and up 17% year-over-year on a constant currency basis1
•Net cash provided by operating activities was $369.3 million and free cash flow was $(58.4) million
•Bookings were $2.9 billion, up 5% year-over-year, and up 9% year-over-year on a constant currency basis1
•Average DAUs were 56.0 million, up 23% year-over-year
•Hours engaged were 49.3 billion, up 19% year-over-year
•ABPDAU was $51.29, down 14% year-over-year, and down 11% year-over-year on a constant currency basis1
January 2023 Key Metrics
•Estimated revenue was between $213 million and $216 million, up 22% - 24% year-over-year, and up 24% - 26% year-over-year on a constant currency basis1, 2
•Estimated bookings were between $267 million and $271 million, up 19% - 21% year-over-year, and up 22% - 24% year-over-year on a constant currency basis1
•Average DAUs were 65.0 million, up 19% year-over-year
•Hours engaged were 5.0 billion, up 19% year-over-year
•Estimated ABPDAU was between $4.11 and $4.17, up 0% - 2% year-over-year, and up 3% - 4% year-over-year on a constant currency basis1
1 Constant currency is calculated by converting our current period revenue, bookings and ABPDAU into U.S. dollars using the comparative prior period’s monthly exchange rates for our non-USD currencies, rather than the actual average exchange rates in effect during the current period. Particularly during 2022, the strengthening of the U.S. Dollar against foreign currencies, most notably the Euro and British Pound, has had an adverse impact on revenue, bookings and ABPDAU. By adjusting revenue, bookings and ABPDAU for constant currency, we are able to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations.
2 During the quarter ended March 31, 2022, the Company updated its paying user life estimate from 23 months to 25 months. As a result of this change in estimate, January 2022 estimated revenue (as reported on February 15, 2022) was adjusted down by approximately $32 million. The year over comparisons are based on the adjusted revenue number for January 2022 using the 25 month life.

“2022 was a year of innovation and invention for Roblox,” said David Baszucki, Founder and CEO of Roblox. “With 65 million daily active users in January, we are driving towards our vision to reimagine the way people come together by enabling deeper forms of expression, communication and immersion.”
“Bookings accelerated meaningfully in December and January, with year over year growth exceeding 20% in both months. Growth was strong across all geographies and age groups with particular strength among users above 17 years old,” said Michael Guthrie, Chief Financial Officer of Roblox. “As bookings re-accelerated late in 2022, we saw immediate improvements in adjusted EBITDA margins. For the full year, we were able to make important investments in infrastructure and trust and safety largely out of cash flow from operations.”
Discontinuation of Monthly Key Metrics Releases
Following the expected release of March 2023 monthly metrics in April 2023, the Company will cease publishing monthly metrics. By April 2023, we will have published monthly metrics over our first eight quarters as a public company. While we think that has provided incremental information to investors regarding the seasonality of the business, we have decided to cease providing monthly metrics to align our reporting cadence with our value of taking the long view. Key metrics will continue to be published on a quarterly basis aligned with the Company’s other quarterly disclosures, including its shareholder letter and other quarterly publications.
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding their fourth quarter and full year 2022 results on Wednesday, February 15, 2023 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect people, our business, product, strategy and user growth, our investment strategy, including our capital allocation strategy, our opportunities for and expectations of improvements in financial and operating metrics, our expectation of successfully executing such strategies and plans, our expectations for our quarterly and monthly financial and operational results, disclosures and future growth rates, and our expectations of future net losses and net cash generation from operating activities, and statements by our Chief Executive Officer and Chief Financial Officer. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management and our plans for publishing monthly Key Metrics. Words such as “expect,” “vision,” “anticipate,”, “look,” “maintain,” “should,” “believe,” “hope,” “target,” “continue,” “project,” “plan,” “goals,” “opportunity,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “would,” “intend,” “shall,” and “suggest,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the impact of our senior notes and any future indebtedness on our business, financial condition and results of operations; the demand for our platform in general; our ability to increase our number of new users and revenue generated from users; our ability to retain and expand our user base; the impact of the COVID-19 pandemic and other macro economic trends (including currency exchange rates and inflation) on our business and the easing of restrictions related to the COVID-19 pandemic; the impact of changing legal and regulatory requirements on our business; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods, including as a result of changes in our accounting estimates; our ability to successfully develop and deploy new technologies to address the needs of our users; our ability to maintain and enhance our brand and reputation; our ability to hire and retain talent; news or social media coverage about Roblox, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; any breach or access to user or third-party data; and our ability to maintain the security and availability of our platform. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change and all of our monthly financial results and operational metrics are subject to normal quarter end review and potential adjustments. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results and quarterly performance may materially differ from aggregation of the monthly financial and operating metrics for each month within the quarter.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$2,977,474	$3,004,300
Accounts receivable—net of allowances	379,353	307,349
Prepaid expenses and other current assets	61,641	32,091
Deferred cost of revenue, current portion	420,136	406,025
Total current assets	3,838,604	3,749,765
Property and equipment—net	592,346	271,352
Operating lease right-of-use assets	526,030	221,285
Deferred cost of revenue, long-term	225,132	137,524
Intangible assets, net	54,717	59,666
Goodwill	134,335	118,071
Other assets	4,323	2,933
Total assets	$5,375,487	$4,560,596
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$71,182	$64,395
Accrued expenses and other current liabilities	236,006	180,769
Developer exchange liability	231,704	163,906
Deferred revenue—current portion	1,941,943	1,758,022
Total current liabilities	2,480,835	2,167,092
Deferred revenue—net of current portion	1,095,291	616,834
Operating lease liabilities	494,590	194,616
Long-term debt, net	988,984	987,723
Other long-term liabilities	10,752	1,408
Total liabilities	5,070,452	3,967,673
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 authorized as of December 31, 2022 and December 31, 2021, 604,674 and 585,878 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively; Class A common stock—4,935,000 shares authorized as of December 31, 2022 and December 31, 2021, 553,337 and 534,541 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively; Class B common stock—65,000 shares authorized as of December 31, 2022 and December 31, 2021, 51,337 shares issued and outstanding as of December 31, 2022 and December 31, 2021	59	58
Additional paid-in capital	2,213,603	1,568,638
Accumulated other comprehensive income	671	62
Accumulated deficit	(1,908,307)	(983,941)
Total Roblox Corporation Stockholders’ equity	306,026	584,817
Noncontrolling interests	(991)	8,106
Total Stockholders’ equity	305,035	592,923
Total Liabilities and Stockholders’ equity	$5,375,487	$4,560,596

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue(1)	$579,004	$568,769	$2,225,052	$1,919,181
Cost and expenses:
Cost of revenue(1)(2)	142,432	151,988	547,658	496,870
Developer exchange fees	182,115	159,717	623,855	538,321
Infrastructure and trust & safety	198,505	135,989	689,081	456,498
Research and development	248,407	173,570	873,477	533,207
General and administrative	79,704	59,383	297,317	303,020
Sales and marketing	29,740	27,772	117,448	86,363
Total cost and expenses	880,903	708,419	3,148,836	2,414,279
Loss from operations	(301,899)	(139,650)	(923,784)	(495,098)
Interest income	21,636	33	38,842	92
Interest expense	(10,008)	(6,998)	(39,903)	(6,998)
Other income/(expense), net	1,988	14	(5,744)	(1,796)
Loss before income taxes	(288,283)	(146,601)	(930,589)	(503,800)
Provision for/(benefit from) income taxes	3,202	656	3,552	(320)
Consolidated net loss	(291,485)	(147,257)	(934,141)	(503,480)
Net loss attributable to the noncontrolling interest	(1,559)	(3,959)	(9,775)	(11,829)
Net loss attributable to common stockholders	$(289,926)	$(143,298)	$(924,366)	$(491,651)
Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.25)	$(1.55)	$(0.97)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	601,859	581,535	595,559	505,858
(1)In Q1 of 2022 our estimated user life changed from 23 months to 25 months. Subsequently, in Q3 of 2022 our estimated user life changed to 28 months. Based on the carrying amount of deferred revenue and deferred cost of revenue as of December 31, 2021, these changes resulted in a $344.9 million decrease in revenue during the twelve months ended December 31, 2022 and a $79.3 million decrease in cost of revenue during the same period.
(2)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Consolidated net loss	$(291,485)	$(147,257)	$(934,141)	$(503,480)
Adjustments to reconcile net loss including noncontrolling interests to net cash, cash equivalents, and restricted cash provided by operations:
Depreciation and amortization	42,538	22,183	130,083	75,622
Stock-based compensation expense	169,456	120,220	589,498	341,942
Operating lease non-cash expense	19,985	11,858	69,100	43,794
Other non-cash charges/(credits)	395	(457)	361	680
Amortization of debt issuance costs	321	216	1,261	216
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(192,427)	(138,130)	(72,479)	(61,044)
Accounts payable	18,633	23,599	10,302	23,369
Prepaid expenses and other current assets	8,835	5,908	(33,769)	(13,593)
Other assets	(1,719)	2,821	(1,221)	(1,367)
Developer exchange liability	63,337	46,150	67,798	82,994
Accrued expenses and other current liabilities	12,578	20,711	19,560	58,809
Other long-term liability	10,738	(167)	10,159	(1,189)
Operating lease liabilities	(14,886)	(10,688)	(47,875)	(34,743)
Deferred revenue	325,450	203,552	662,378	819,927
Deferred cost of revenue	(52,530)	(38,296)	(101,719)	(172,828)
Net cash, cash equivalents, and restricted cash provided by operating activities	119,219	122,223	369,296	659,109
Cash flows from investing activities:
Acquisition of property and equipment	(157,205)	(44,942)	(426,163)	(93,273)
Payments related to business combination, net of cash acquired	(7,223)	—	(13,388)	(45,692)
Purchases of intangible assets	—	—	(1,500)	(7,856)
Net cash, cash equivalents, and restricted cash used in investing activities	(164,428)	(44,942)	(441,051)	(146,821)
Cash flows from financing activities:
Proceeds from issuance of common stock	3,046	13,899	45,752	76,177
Payment of term license related obligations	(1,236)	—	(1,656)	—
Payment of withholding taxes related to net share settlement of restricted stock units	—	—	(150)	—
Net proceeds from issuance of preferred stock	—	—	—	534,286
Proceeds from 2030 Notes	—	990,000	—	990,000
Payment of debt issuance costs	—	(2,339)	(154)	(2,339)
Payments related to business combination, after acquisition date	—	—	(150)	—
Net cash, cash equivalents, and restricted cash provided by/(used in) financing activities	1,810	1,001,560	43,642	1,598,124
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(634)	(100)	1,287	(55)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(44,033)	1,078,741	(26,826)	2,110,357
Cash, cash equivalents, and restricted cash
Beginning of period	3,021,507	1,925,559	3,004,300	893,943
End of period	$2,977,474	$3,004,300	$2,977,474	$3,004,300

Use of Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measures bookings, free cash flow, and Adjusted EBITDA.
We use this non-GAAP financial information to evaluate our ongoing operations, for internal planning and forecasting purposes, and ongoing operating trends for purposes of analyzing the covenants specified in the indenture governing our senior notes due 2030. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases or monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Free cash flow represents the net cash provided by operating activities less purchases of property, equipment, and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives, including investing in our business, making strategic acquisitions, and strengthening our balance sheet. Adjusted EBITDA is a measure of operating performance used in certain covenant calculations specified in the indenture governing our senior notes due 2030 that is not calculated in accordance with GAAP and may not conform to the calculation of EBITDA in other circumstances. We believe that, when considered together with reported amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends for purposes of analyzing the covenants specified in the indenture governing our senior notes due 2030.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

	(dollars in thousands)		(dollars in thousands)
Reconciliation of revenue to bookings:
Revenue	$579,004	$568,769	$2,225,052	$1,919,181
Add (deduct):
Change in deferred revenue	325,450	203,552	662,378	819,927
Other	(5,020)	(2,205)	(15,172)	(13,402)
Bookings	$899,434	$770,116	$2,872,258	$2,725,706

As used in the press release, constant currency is calculated by converting our current period financial results into U.S. dollars using the comparative prior period’s monthly exchange rates for our non-USD currencies, rather than the actual average exchange rates in effect during the current period.
The following table presents a reconciliation of net cash from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

	(dollars in thousands)		(dollars in thousands)
Reconciliation of net cash from operating activities to free cash flow:
Net cash provided by operating activities	$119,219	$122,223	$369,296	$659,109
Add (deduct):
Acquisition of property and equipment	(157,205)	(44,942)	(426,163)	(93,273)
Purchases of intangible assets	—	—	(1,500)	(7,856)
Free cash flow	$(37,986)	$77,281	$(58,367)	$557,980
Acquisition of property and equipment primarily includes servers, infrastructure equipment and tenant improvements. Purchase of intangible assets are those acquired through asset acquisitions.
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

	(dollars in thousands)		(dollars in thousands)
Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(291,485)	$(147,257)	$(934,141)	$(503,480)
Add (deduct):
Interest income	(21,636)	(33)	(38,842)	(92)
Interest expense	10,008	6,998	39,903	6,998
Other (income)/expense, net	(1,988)	(14)	5,744	1,796
Provision for/(benefit from) income taxes	3,202	656	3,552	(320)
Depreciation and amortization	42,538	22,183	130,083	75,622
Stock-based compensation expense	169,456	120,220	589,498	341,942
Change in deferred revenue	325,450	203,552	662,378	819,927
Change in deferred cost of revenue	(52,530)	(38,296)	(101,719)	(172,828)
Fees related to equity offering	—	—	—	50,586
Fees related to certain legal settlements	—	—	—	53,775
Adjusted EBITDA	$183,015	$168,009	$356,456	$673,926

About Roblox
Roblox’s mission is to connect a billion people with optimism and civility. Every day, tens of millions of people around the world have fun with friends as they explore millions of immersive digital experiences. All of these experiences are built by the Roblox community, made up of millions of creators. We believe in building a safe, civil, and diverse community—one that inspires and fosters creativity and positive relationships between people around the world. For more information, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2023 Roblox Corporation. All rights reserved.
Source: Roblox Corporation